UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 24, 2012

Date of Report (Date of earliest event reported)

PEAPACK-GLADSTONE FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-16197	22-3537895
(Commission File Number)	(IRS Employer Identification No.)

500 Hills Drive, Suite 300

Bedminster, New Jersey 07921-1538

(Address of principal executive offices)

(908) 234-0700

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 24, 2012, the shareholders of Peapack-Gladstone Financial Corporation (the “Company”) approved the Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan (the “Plan”), with a ten-year term ending on January 19, 2022. The purpose of the Plan is to provide additional incentive to eligible participants in the Plan, including our named executive officers, other officers, key employees and independent contractors of the Company and its subsidiaries, and non-employee members of the Board of Directors of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Appreciation Rights to eligible participants. The maximum number of shares that may be issued or transferred pursuant to options or awards for Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and Stock Appreciation Rights is 200,000, subject to adjustment in the event of certain corporate transactions such as a stock split or stock dividend. The specific terms of each award granted under the Plan, including the term of the award, conditions to vesting and exercise and forfeiture provisions, will be detailed in a grant agreement. In no event will the exercise price of an award granted under the Plan be less than the fair market value of the Company’s common stock on the grant date. The foregoing description of the Plan is qualified in its entirety by reference to full text of the Plan which was filed as Exhibit A to the Company’s definitive proxy statement filed on March 23, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2012, the Annual Meeting of shareholders of Peapack-Gladstone Financial Corporation was held. A total of 7,454,090 of the Corporation’s shares were present or represented by proxy at the meeting. The Corporation’s shareholders took the following actions:

Proposal #1-Voted on the election of 12 persons, named in the Proxy Statement, to serve as directors of Peapack-Gladstone Financial Corporation for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For” and “Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Withheld	Abstentions	Broker Non-Votes
Finn M.W. Caspersen, Jr	6,030,223	141,410	0	1,282,457
Anthony J. Consi, II	6,071,199	100,434	0	1,282,457
James R. Lamb	6,099,935	71,698	0	1,282,457
Robert M. Rogers	6,072,645	98,988	0	1,282,457
Pamela Hill	6,080,478	91,155	0	1,282,457
Edward A. Merton	6,073,710	97,923	0	1,282,457
Philip W. Smith, III	6,025,129	146,504	0	1,282,457
Frank A. Kissel	6,071,067	100,566	0	1,282,457
F. Duffield Meyercord	6,074,530	97,103	0	1,282,457
Craig C. Spengeman	6,072,120	99,513	0	1,282,457
John D. Kissel	6,047,899	123,734	0	1,282,457
John R. Mulcahy	6,094,016	77,617	0	1,282,457

Proposal #2-Compensation of Executive Officers.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	5,868,263
Against	120,156
Abstained	183,230
Broker Non-Votes	1,282,441

Proposal #3-Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation.

The number of shares voted “Every Year,” “Every 2 Years,” and “Every 3 Years”, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
Every Year	5,626,195
Every 2 Years	191,917
Every 3 Years	279,970
Abstained	73,550
Broker Non-Votes	1,282,458

In light of the stockholders’ advisory vote, the Company has made the determination to hold the advisory vote on Named Executive Officer compensation on an annual basis.

Proposal #4-Approval of the Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	5,328,264
Against	731,182
Abstained	112,186
Broker Non-Votes	1,282,458

Proposal #5-Ratification of Crowe Horwath LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	7,389,300
Against	46,719
Abstained	18,071
Broker Non-Votes	-

Item 9.01	Financial Statements and Exhibits.

10.1	Peapack-Gladstone Financial Corporation 2012 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s definitive proxy statement filed on March 23, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: April 27, 2012	By: /s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Executive Vice President and Chief Financial Officer and
Chief Accounting Officer